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                                                                   Exhibit 10.87

                              EMPLOYMENT AGREEMENT

        EMPLOYMENT AGREEMENT, effective as of January 1, 2006, between Vyteris Holdings (Nevada), Inc., a Nevada corporation (the "Company"), and Timothy McIntyre ("Employee").

        WHEREAS, the Company desires to employ Employee as President and Chief Executive Officer ("President and CEO"); AND

        WHEREAS, Employee is willing to accept such employment on the terms set forth herein,

        NOW, THEREFORE, the Company and Employee hereby agree as follows:

        1.      EMPLOYMENT.

                1.1 GENERAL. The Company hereby agrees to employ Employee in the capacity of President and CEO, and Employee hereby accepts such employment, upon the terms and subject to the conditions herein contained.

                1.2 DUTIES AND AUTHORITY. During the term of Employee's employment hereunder, Employee shall serve as the chief executive officer of the Company and shall have such senior executive responsibilities, duties and authority as may, from time to time, be assigned to the President and CEO by the Company's Board of Directors (the "Board"), through its Chairman of the Board or otherwise. During the term of this Agreement, Employee shall serve the Company, faithfully and to the best of Employee's ability, and shall devote substantially all of Employee's business time and efforts to the business and affairs of the Company (including its subsidiaries and affiliates) and the promotion of its interests. Employee shall be available to the Company at such times and places as the Company shall reasonably request during the term hereof Notwithstanding the foregoing, Employee shall be entitled to pursue charitable and religious endeavors and to participate in professional organizations, provided that such activities do not interfere in any material respect with the performance by Employee of his duties hereunder.

        2. TERM OF EMPLOYMENT. The term of this Agreement shall commence as of January 1, 2006, and shall continue through December 31, 2007. Thereafter, the term of this Agreement shall be automatically extended for successive and additional one-year periods, unless Employee or the Company shall provide a written notice of termination at least (270) days prior to the end of the initial term or 180 days prior to any extended term. The term of this Agreement is subject to early termination in accordance with the provisions set forth in
Section 4 hereof. The election by the Company or Employee to terminate this Agreement as of the

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expiration of the initial term, or as of the end of any one-year renewal period, as provided in this Section 2 shall not be deemed to be a termination by the Company under Sections 4.1.2 or 4.1.3 hereof or by Employee with Good Reason (as defined below), and in such event Employee shall only be entitled to the compensation set forth in Section 4.2.3 hereof

        3.      COMPENSATION AND BENEFITS.

                3.1 SALARY. During the first twelve months of the term of this Agreement, the Company shall pay to Employee a base salary at the annual rate of $350,000. On each anniversary date of the commencement of employment (the "Then Current Anniversary Date"), the Employee's base salary shall be reviewed by the Board and may be increased to such rate as the Board, in its sole discretion, may hereafter from time to time determine. The salary payable pursuant to this Section 3.1 shall be payable on a bi-weekly basis and is referred to herein as the "Base Salary".

                3.2 SIGNING BONUS. Employee shall receive a $150,000 signing bonus (the "Signing Bonus"), payable in four equal installments of $37,500 each on January 1 and July 1, 2006 and January 1 and July 1, 2007, subject to the terms and conditions of this agreement.

                3.3 EXPENSES. Employee shall be entitled to receive proper reimbursement from the Company for all reasonable out-of-pocket expenses incurred by Employee in performing services under this Agreement, according to the Company's expense account and reimbursement policies and provided that Employee shall submit reasonable documentation with respect to such expenses. Employee will be granted a $750/month auto allowance, payable on the 15th day of each month.

                3.4 BONUS. During the term of this Agreement, Employee, as President and CEO, shall be entitled to receive an annual year-end target "Variable Bonus" in cash in an amount equal to fifty percent (50%) of Base Salary. One-half of the Variable Bonus (25% of Base Salary) will be based upon successfully realizing the revenue objectives for each year as defined in EXHIBIT A attached to this Agreement, and one-half (25% of Base Salary) of the Variable Bonus will be based upon successfully achieving to the reasonable satisfaction of the Board other critical performance milestones agreed by Employee and the Company's Board. Revenue objectives and performance milestones shall be determined by agreement of the Company and Employee, negotiated in good faith, on or before March 15, 2006 for 2006 and on or before January 15 of each subsequent year for such year. If the parties do not memorialized the mutually agreeable milestones by the set target dates, the employee will paid 50% of eligible Variable bonus amount on appropriate dates due. The Variable Bonus, if any, shall be payable within sixty days after the last day of each such year, notwithstanding any termination of this Agreement on or after the last day of such year. Qualification for the Variable Bonus payout shall be determined by the Board.

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                3.5     STOCK OPTIONS.

                        3.5.1 The Company hereby grants to the Employee options to purchase shares of the Company's common stock according to the Options Package listed as Exhibit C.

                        3.5.2 Issuance of the Options shall be via the Compensation Committee of the Board and subject to the Committee's satisfaction that the milestones noted in the Option Package have been achieved; provided, however, that the stock option agreement with respect to such options shall require that all of the Options become vested and exercisable upon the sale of all or substantially all of the assets of the Company, the sale of all of the capital stock of the Company by the Company's stockholders to a third party, or the merger or consolidation of the Company with another corporation or other entity (other than a merger or consolidation in which the owners of the Company's capital stock immediately prior to the merger or consolidation own at least 35% of the capital stock of the surviving corporation or other entity in the merger or consolidation).

                        3.5.3 The options shall be issued pursuant to an option agreement in form and substance as set forth on Exhibit D hereto, and under the Company's 2005 Stock Option Plan, the shares reserved pursuant to which are the subject of a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 7, 2005.

                3.6 OTHER BENEFITS. Employee shall be entitled to the following additional benefits:

                        3.6.1 Employee shall be entitled to vacations, at such times as Employee shall reasonably determine, of at least four weeks each year of employment hereunder.

                        3.6.2 Employee shall be entitled to receive executive term life insurance benefits in the amount of $5,000,000, with a monthly premium not to exceed $650.00 per month, payable to select insurance company on the date such premium is due, subject to submission by the Employee to the Company of reasonable documentation.

                        3.6.3 Employee shall be entitled to such other benefits as shall be extended to any other senior executive officer of the Company during the initial term and any renewal period of this Agreement.

                3.7 NO OTHER BENEFITS. During the term of this Agreement or upon any termination hereof, the Company shall have no obligation to pay or provide, any compensation or benefits other than as set forth herein; provided, however, that Employee shall be entitled to all benefits available to senior Employees of the Company under the employee benefit plans, and the policies and practices, of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices, in each case, as accrued to the date of termination of employment.

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                4.0     TERMINATION OF EMPLOYMENT.

                4.1 EVENTS OF TERMINATION. Employee's employment hereunder shall terminate prior to the expiration of the term set forth in Section 2 hereof upon the occurrence of any one or more of the following events:

                        4.1.1 DEATH. In the event of Employee's death, Employee's employment shall terminate on the date of death.

                        4.1.2 TERMINATION BY THE COMPANY FOR CAUSE. The Company may, at its option, terminate the Employee's employment for "Cause" (as defined herein), provided that (a) the Company gives notice of termination to Employee, (b) Employee and his counsel are thereafter entitled to meet with the Board to discuss such termination and (c) the Board concludes that Cause exists for termination. Employee's employment shall terminate on the date on which the Board makes such determination. For purposes hereof, "Cause" shall mean Employee's (i) conviction of, guilty plea to or confession of guilt of a felony,
(ii) commission of fraudulent, illegal or dishonest acts, (iii) willful misconduct or gross negligence which reasonably could be expected to be materially injurious to the business, operations or reputation of the Company (monetarily or otherwise) or (iv) after a written warning and a reasonable opportunity to cure non-performance, failure to perform Employee's material duties (consistent with the position of President and CEO) as assigned to Employee pursuant to the terms of this Agreement from time to time or failure to cure any other material breach of this Agreement.

                        4.1.3 WITHOUT CAUSE BY THE COMPANY. The Company may, at its option, terminate Employee's employment for any reason whatsoever (other than for Cause) by giving 90 days prior written notice of termination to Employee.

                        4.1.4 TERMINATION BY EMPLOYEE. Employee may terminate Employee's employment for any reason whatsoever by giving 90 days prior notice of termination to the Company, except that Employee may terminate Employee's employment for Good Reason by giving 15 days prior notice of termination. Employee shall be deemed to have terminated employment hereunder for "Good Reason" in the event that Employee terminates such employment after (i) the Company has breached any of its material obligations hereunder and fails to cure such breach promptly after receipt of written notice of such breach, (ii) the Employee either is removed from the Board or is not re-elected to the Board,
(iv) the Board designates an individual other than the Employee to be the chief executive officer of the Company or otherwise materially and substantively diminishes the Employee's duties (it being understood that notwithstanding any other provision herein, the Company's employment of a president who reports to the Employee or the Company's employment of a chief operating officer who reports to the Employee shall not constitute Good Reason or (v) a Change in

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Control (as defined herein). For purposes of this Agreement, the term "Change in
Control" shall mean the occurrence of any of the following events with respect to the Company:

                        (A) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock ("Common Stock") would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the shares of the Company's Common Stock immediately prior to the merger own at least a majority of the outstanding common stock of the surviving corporation immediately after the merger; or

                        (B) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate.

                        4.1.5 DISABILITY. In the event of Employee's Disability (as defined herein), the Company will have the option to terminate Employee's employment by giving a written notice of termination to Employee. Such notice shall specify the date of termination, which date shall not be earlier than 60 days after such notice is given. For purposes of this Agreement, "Disability" means the inability of Employee to substantially perform Employee's duties hereunder for 135 days out of 225 consecutive days as a result of a physical or mental illness, all as determined in good faith by the Board.

                4.2 COMPANY'S OBLIGATIONS UPON TERMINATION. Following the termination of Employee's employment under the circumstances described below, the Company shall pay to Employee the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Employee now has or hereafter may have under this
Agreement:

                        4.2.1 TERMINATION WITHOUT CAUSE BY THE COMPANY OR BY THE EMPLOYEE WITH GOOD REASON. In the event that Employee's employment shall be terminated by the Company pursuant to Section 4.1.3 or shall be terminated by the Employee for Good Reason pursuant to Section 4.1.4, (a) the Company shall pay Employee all Base Salary, any Variable Bonus earned but unpaid through the date of termination and the unpaid portion, if any, of the Signing Bonus, (b) the Company shall pay Employee 12 months base salary then in effect on a monthly basis, (c) all stock options granted to Employee by the Company shall remain exercisable for a period of 60 months after such termination, (d) for a period of 12 months from the date of termination, the Company shall pay Employee Base Salary and shall continue to provide Employee with all health, medical and insurance benefits provided hereunder, (e) the Employee shall be entitled to all benefits under all employee benefit plans in which he is a participant and (f) a pro-rated target Variable Bonus for the year in which termination is effective, subject to the terms of such bonus. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with Section 3.3 hereof

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                        4.2.2   TERMINATION BY EMPLOYEE WITHOUT GOOD REASON OR
BY THE COMPANY FOR CAUSE. In the event that Employee's employment shall be terminated by Employee without Good Reason pursuant to Section 4.1.4 (or if Employee voluntarily resigns otherwise than with Good Reason in accordance with such Section prior to the expiration of the then current term of this Agreement) or by the Company pursuant to Section 4.1.2, Employee shall be entitled to no further compensation or other benefits under this Agreement other than any Base Salary and any Variable Bonus earned on or prior to the date of such termination, but not yet paid, and such benefits as have accrued pursuant to any applicable employee benefit plans of the Company. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with Section 3.3 hereof

                        4.2.3 TERMINATION UPON EXPIRATION OF THE EMPLOYMENT TERM. Upon expiration of the term of this Agreement, Employee shall be entitled to no further compensation or other benefits under this Agreement other than Base Salary earned, but unpaid, through the date of termination, and any Variable Bonus earned on or prior to the end of such term, but not yet paid and such benefits as have accrued pursuant to any applicable employee benefit plans of the Company. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination in accordance with
Section 3.3 hereof.

                        4.2.4 TERMINATION DUE TO DEATH. In the event that Employee's employment shall be terminated by the Company pursuant to Section 4.1.1, the Company shall pay Employee or Employee's estate (a) all Base Salary earned but unpaid through the date of termination, (b) any Variable Bonus earned on or prior to the date of termination, but not yet paid, (c) the target Variable bonus for the year of this Agreement in which termination occurs, prorated to reflect the portion of the year prior to the date of termination, subject to the terms of such bonus, (d) continuation of medical coverage for Employee's family for 12 months after termination and (e) such benefits as have accrued pursuant to any applicable employee benefit plans of the Company. In addition, the Company shall reimburse Employee for any expenses incurred through the date of termination in accordance with Section 3.3 hereof

                        4.2.5 TERMINATION DUE TO DISABILITY. In the event that Employee's employment shall be terminated by the Company pursuant to Section 4.1.5, (a) the Company shall pay Employee all Base Salary earned but unpaid through the date of termination, (b) any Variable Bonus earned on or prior to the date of termination, but not yet paid (c) the Company shall pay Employee the target Variable Bonus for the year of this Agreement in which termination occurs, pro rated to reflect the portion of the year prior to the date of termination, and (d) the Employee shall be entitled to all benefits under all employee benefit plans in which he is a participant. In addition, the Company shall reimburse Employee for any expenses incurred through the date of such termination.

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                4.3     NATURE OF PAYMENTS. All amounts to be paid by the
Company to Employee pursuant to this Section 4 (other than Base Salary or reimbursement of expenses or amounts paid pursuant to Section 4.2.4) shall be considered by the parties to be severance payments. In the event that such payments shall be treated as damages, it is expressly acknowledged by the parties that damages to Employee for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof and are not a penalty.

        5.      NON-SOLICITATION: NONCOMPETITION.

        5.1 During the term of this Agreement and for a period of one year thereafter (following termination for any reason, subject to the provisions of Section 5.2), Employee shall not:

                5.1.1 induce or attempt to induce, directly or indirectly, any then current customer or client of the Company to cease doing business, in whole or in part, with the Company or solicit or divert, directly or indirectly, the business of any such customer or client, or any identified potential customer or client, for Employee's own account or for the account of any other person or entity;

                5.1.2 solicit or induce, directly or indirectly, any person or entity, including any third-party service provider, distributor or supplier of the Company, to terminate its relationship with the Company or otherwise interfere with such relationship;

                5.1.3 for Employee's own account or for the account of any other person or entity, solicit, interfere with or endeavor to cause, directly or indirectly, any employee or agent of the Company or induce or attempt to induce, directly or indirectly, any employee or agent of the Company to leave employment or terminate its agency with the Company or induce or attempt to induce, directly or indirectly, any such employee or agent to breach an employment or agency agreement or arrangement with the Company; or

                5.1.4 except with respect to a less than 5% passive ownership interest in a publicly traded company, either for Employee or on behalf of any person or entity, directly or indirectly own, control or participate in the ownership or control of, or be employed by or on behalf of, any business which is similar to and is competitive with the business (as it exists or the date of termination) of the Company, within the United States of America or any country in which the Company then conducts or proposes to conduct business, without the express written consent of the Company.

        5.2 Notwithstanding any provision hereunder to the contrary, the provisions of Sections 5.1.1, 5.1.2 and 5.1.4 shall not apply following the termination of Employee's employment by the Company without Cause pursuant to
Section 4.1.3 or by Employee for "Good Reason" pursuant to Section 4.1.4.

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        6.      PROPERTY RIGHTS. With respect to information, inventions and discoveries developed, made or conceived of by Employee, either alone or with others, at any time during Employee's employment by the Company and whether or not within working hours, arising out of such employment or pertinent to any field of business or research in which, during such employment, the Company is engaged or (if such is known to or ascertainable by Employee) is considering engaging, Employee agrees:

                6.1 that all such information, inventions and discoveries, whether or not patented or patentable, shall be and remain the exclusive property of the Company;

                6.2 to disclose promptly to an authorized representative of the Company all such information in Employee's possession as to possible applications and uses thereof;

                6.3 not to file any patent application relating to any such invention or discovery except with the prior written consent of an authorized officer of the Company;

                6.4 that Employee hereby waives and releases any and all rights Employee may have in and to such information, inventions and discoveries and hereby assigns to the Company and/or its nominees all of Employee's right, title and interest in them, and all Employee's right, title and interest in any patent, patent application, copyright or other property right based thereon. Employee hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Employee's agent and attorney-in-fact to act for Employee and in Employee's behalf and stead to execute and file any document and to do all other lawfully permitted acts to further the prosecution, issuance and enforcement of any such patent, patent application, copyright or other property right with the same force and effect as if executed and delivered by Employee; and

                6.5 at the request of the Company and without expense to Employee, to execute such documents and perform such other acts as the Company deems necessary or appropriate for the Company to obtain patents on such inventions in a jurisdiction or jurisdictions designated by the Company, and to assign to the Company or its designee such inventions and any patent applications and patents relating thereto.

                The Company acknowledges the inventions made or conceived by the Employee prior to his employment, which are described in reasonable detail on Exhibit E hereto.

        7. CONFIDENTIALITY. With respect to the information, inventions and discoveries (other than such pre-employment inventions described on Exhibit E hereto) referred to in Section 6 hereof, and also with respect to all other information, whatever its nature and form and whether obtained orally, by observation, from graphic materials or otherwise (except such as is generally available to the public or such as Employee shall be compelled by legal process to disclose),

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obtained by Employee during or as a result of Employee's employment by the
Company and relating to any invention, improvement, enhancement, product, know-how, formula, software, process, apparatus, design, concept or other creation of the Company, or to any use of any of them, or to materials, tolerances, specifications, costs (including, without limitation, manufacturing costs), prices, or any plans of the Company, or to any other trade secret or proprietary information of the Company, Employee agrees:

                7.1 to hold all such information, inventions and discoveries in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company, except with the prior written consent of an authorized officer of the Company;

                7.2 to take all reasonable precautions to assure that all such information, inventions and discoveries are properly protected from access by unauthorized persons;

                7.3 to make no use of nor exploit in any way any such information, invention or discovery except as required in the performance of Employee's employment duties for the Company; and

                7.4 upon termination of Employee's employment by the Company, or at any time upon request of the Company, to deliver to it all graphic materials and all substances, models, software, prototypes and the like containing or relating to any such information, invention or discovery, all of which graphic materials and other things shall be and remain the exclusive property of the Company.

        For purposes of this Agreement, the term "graphic materials" includes, without limitation, letters, memoranda, reports, notes, notebooks, books of account, drawings, prints, specifications, formulae software, data print-outs, microfilms, magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries thereof

        8. NO CONFLICTS. Employee agrees and acknowledges that Employee's employment by the Company and compliance with this Agreement do not and will not breach any agreement made by Employee to keep in confidence information acquired by Employee prior to or outside of Employee's employment with the Company. Employee will comply with any and all valid obligations which Employee may now have to prior employers or to others relating to confidential information, inventions or discoveries which are the property of those prior employers or others, as the case may be. Employee has supplied or shall promptly supply to the Company upon its request a copy of each written agreement setting forth any such obligation. Employee hereby agrees and acknowledges that Employee has not brought and will not bring with Employee for use in the performance of duties at the Company any materials, documents or information of a former employer or any third party that are not generally available to the public, unless Employee has express written authorization from the owner thereof for possession and use or Employee otherwise has undisputed proprietary rights to such material documents or information.

                                       9
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        9.      SPECIFIC PERFORMANCE. Without intending to limit the remedies available to the Company, Employee agrees that damages at law would be an inadequate remedy to the Company in the event that Employee shall breach or attempt to breach any of the provisions of Sections 5, 6, 7, 8 or 9 hereof and that the Company may apply for and, without the posting of any bond or other security, upon proof of breach or threatened breach of any of the covenants contained in such Sections, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of, or otherwise to enforce specifically, any of the covenants contained in such Sections. Such injunctive relief in such court shall be available to the Company in lieu of any arbitration proceeding pursuant to Section 12 hereof

        10. SURVIVAL. The provisions of Sections 5, 6, 7, 8, 9, 10, 11, and 12 shall survive any termination of this Agreement. In furtherance and not in limitation of the preceding sentence, Employee's obligations under Sections 5, 6 and 7 hereof shall remain in effect throughout Employee's employment by the Company, unaffected by any transfer to a subsidiary or affiliate of the Company.

        11. ARBITRATION. Any controversy or claim based on, arising out of or relating to the interpretation and performance of this Agreement or any termination hereof shall be solely and finally settled by arbitration under the rules of the American Arbitration Association, and judgment on the award rendered in the arbitration may be entered in any court having jurisdiction thereof. Any such arbitration shall be in the State of New Jersey, and shall be submitted to a single arbitrator appointed by the mutual consent of the parties or, in the absence of such consent, by application of any party to the American Arbitration Association. A decision of the arbitrator shall be final and binding upon the parties, and the arbitrator shall be authorized to apportion fees and expenses (including counsel fees and expenses) as the arbitrator shall deem appropriate. In the absence of any such apportionment, the fees and expenses of the arbitrator shall be borne equally by each party, and each party will bear the fee and expenses of its own attorney. The parties agree that this clause has been included to rapidly and inexpensively resolve any disputes between them with respect to this Agreement and that this clause shall be grounds for dismissal of any court action commenced by either party with respect to this Agreement, other than (i) post-arbitration actions seeking to enforce an arbitration award and (ii) actions seeking appropriate equitable or injunctive relief pursuant to Sections 5, 6 and/or 7 hereof

        12.     MISCELLANEOUS.

                12.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws.

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                12.2    ENTIRE AGREEMENT; AMENDMENT. This Agreement and the
exhibits annexed hereto between the Company and Employee contain the complete understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior understandings and agreements, written or oral, between the parties hereto relating to the subject matter hereof This Agreement may not be amended or modified except in a writing signed by the parties hereto.

                12.3 SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, (i) the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law and (ii) any such invalidity or unenforceability shall be deemed replaced by a term or provision determined by the parties as coming closest to expressing the intention of the invalid or unenforceable term or provision.

                12.4 NOTICE. Any notice to be given hereunder shall be in writing and either delivered in person, by nationally recognized overnight courier, by facsimile or by registered or certified first class mail, postage prepaid with return receipt requested, addressed (a) if to the Company, to Vyteris Holdings (Nevada), Inc., 13-01 Pollitt Drive, Fair Lawn, NJ 07419, attention: Donald F. Farley, Chairman of the Board, Facsimile No. (201) 703-1158, with a copy to Donald F. Farley, CEO, Spencer Trask Specialty Group, LLC, 535 Madison Avenue, New York, NY 10022, Facsimile No. (212) 486-7392, and with a copy to Lowenstein Sandler PC, 65 Livingston Avenue, Roseland, New Jersey 07068 Facsimile No.:(973) 597-2351, attention Peter H. Ehrenberg, Esq. and (b) if to the Employee, to Timothy McIntyre, 107 Hampshire Hill Road, Saddle River, NJ 07458 with copy to Crowley Barrett & Karaba, Ltd., 20 S. Clark Street, Suite 2310, Chicago, IL 60603, facsimile No. (312) 726-2741, Attention Bruno W. Tabis, Jr. Notices delivered personally shall be deemed given as of actual receipt; notices sent via facsimile transmission shall be deemed given as of one business day following sender's receipt from sender's facsimile machine of written confirmation of transmission thereof, notices sent by overnight courier shall be deemed given as of one business day following sending; and notices mailed shall be deemed given as of five business days after proper mailing. Any party may change its address in a notice given to the other party in accordance with this section 12.4.

                12.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors (including, without limitation, any successor by merger or sale of all or substantially all assets) and permitted assigns.

                12.6 FURTHER ASSURANCES. Employee and the Company shall execute and deliver all instruments and other documents which, in the opinion of the Company or the Employee, may be necessary or appropriate to carry out the terms of this Agreement.

                12.7 DEADLINES. The Section headings in this Agreement are for convenience of reference only and shall not affect its interpretation.

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                12.8    INTERPRETATION. For purposes of Sections 5, 6, 7, 8 and
9, the "Company" shall include any subsidiary or affiliate of the Company for which Employee renders services.

                12.9 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

                12.10 NO MITIGATION. Employee shall have no obligation to mitigate damages hereunder.






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        IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


VYTERIS, INC.


By: /s/ Donald F. Farley
   --------------------------------------
    Name:   Donald F. Farley
    Title:  Chairman of the Board


By: /s/ Timothy McIntyre
   --------------------------------------
    Name:   Timothy McIntyre









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                                    EXHIBIT A

                            ANNUAL REVENUE MILESTONES


                                FOR VARIOUS BONUS


                         TO BE DETERMINED NO LATER THAN
              MARCH 15, 2006 AND JANUARY 15 OF EACH YEAR THEREAFTER







                                       14
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                                    EXHIBIT B

                       STRATEGIC OBJECTIVES AND MILESTONES


                                FOR VARIOUS BONUS

                         TO BE DETERMINED NO LATER THAN
              MARCH 15, 2006 AND JANUARY 15 OF EACH YEAR THEREAFTER

                                                              EXHIBIT C
OPTIONS PACKAGE

    MAJOR MILESTONES                        DESCRIPTION                           SHARES     COMMENTS

1.  Acceptance of Re-Launch Plan and        Vyteris Re-Launch Plan               100,000     0-18 Month Plan with Development
    Presentation(s) by Board of Directors.  (Internal / Wall Street /                        Targets.
                                            Development Partners)

2.  Braun Sub-Markets Deal                  Vyteris Rights to Sub-Markets        100,000     Vest Upon Deal / Agreement Addendum
                                            or any Modification Accruing                     Signing.
                                            Benefits to Vyteris Above
                                            Existing Agreement and
                                            Recruitment of Marketing
                                            Partner or Direct Marketing
                                            Program Approved by the Board.

3.  Gap Filler Merger                       Any Material Merger or Product       200,000     Vest Upon Signing of Merger Agreement.
                                            Acquisition that Adds Accretive
                                            Value to Vyteris Shareholders.

4.  2 Pharma Development Deals              Deal 1 - Within 9 Months             100,000     Vest Upon Signing of Merger Agreement.
                                            Deal 2 - Within 15 Months            200,000

5.  $22MM Funding:
       a)  Raise $10MM at Valuation         Successful Funding of Company to     200,000     Vest Upon Receipt of Funds.
           Acceptable to Board and          Cash Flow Breakeven
           Shareholders.
       b)  Raise #12MM at Valuation                                              200,000
           Acceptable to Board and
           Shareholders.

6.  Share Price of Stock                    $3.5/Share                           100,000
                                            $5/Share                             250,000     Based on 30 Days Consecutive Trading
                                            $7/Share                             300,000     of at Least 25,000 Share/Day.

                                            Total                              1,750,000

                                   EXHIBIT D

                                  SEE ATTACHED

                                    EXHIBIT E

                    DESCRIPTION OF PRE-EMPLOYMENT INVENTIONS

o ABACI - Proprietary business model and algorithm for Medical Education Logistics, including business processes, algorithms, technology, and programming.
o AIRX - All development work around the distribution, programming of Satellite Radio broadcasting to Health care professionals. All rights and distribution agreements.
o ADPHARMA/RMC - All business rights, copyrights, agreements relating to AdPhama/RMC and any other developments in the Russian marketplace.

                             STOCK OPTION AGREEMENT

                             as of December 19, 2005

        The parties to this Stock Option Agreement (this "Agreement") are Vyteris Holdings (Nevada), Inc., a Nevada corporation having its principal place of business in Fair Lawn, New Jersey (the "Company") and Timothy McIntyre, an employee of the Company (the "Optionee").

        The Company desires to have the Optionee serve as an employee of the Company and to provide the Optionee with an incentive to put forth maximum effort for the success of the business.

        The Company has adopted the Vyteris Holdings (Nevada), Inc. 2005 Stock Option Plan (the "Plan") to attract and retain highly competent employees and to provide an incentive in motivating selected employees, officers, directors and consultants to achieve long-term corporate objectives. Capitalized terms used in this Agreement, unless otherwise defined herein, shall have the meanings given to such terms in the Plan.

        This Agreement sets forth the terms and conditions applicable to options to purchase shares of the Common Stock of the Company, par value $.001 per share (the "Common Stock"), granted to the Optionee under the Plan as of the date first above written (the "Grant Date").

        Accordingly, intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I
                                GRANT OF OPTIONS

        1.1 Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Optionee as of the Grant Date the right and option to purchase from the Company up to, but not exceeding in the aggregate, 1,750,000 shares of Common Stock, at an exercise price of $1.31 per share (the "Options"), and for each vested Option, the period beginning on the date that the option becomes vested and exercisable, and ending on the fifth anniversary of that date (the "Option Term").

                                   ARTICLE II
                      VESTING, EXERCISE AND TAX WITHHOLDING

        2.1 Unless sooner vested or terminated pursuant to this Agreement, the Options granted to the Optionee hereunder shall vest upon the reasonable determination by the Board of Directors of the Company that the performance milestones set forth on the attached Schedule have been achieved by the Optionee, with the actual date of vesting being as set forth on the attached Schedule (or, if not specified on the attached Schedule, on the date that the Board reasonably determines that the performance milestone had actually been achieved (which may be earlier than the date that the Board actually makes the determination)). On and after the date Options have vested, they may be exercised at any time and from time to time during the Option Term, subject to earlier termination in accordance with Article III of this Agreement. Upon the termination of any of the Options pursuant to such Article III, the Options so terminated shall cease to be exercisable and the Optionee shall have no further rights under this Agreement with respect to the Options so terminated. All of the Options shall become vested and exercisable upon the sale of all or substantially all of the assets of the Company, the sale of all of the capital stock of the Company by the Company's stockholders to a third party, or the merger or consolidation of the Company with another corporation or other entity (other than a merger or consolidation in which the owners of the Company's capital stock immediately prior to the merger or consolidation own at least 35% of the capital stock of the surviving corporation or other entity in the merger or consolidation).

        2.2 The Company, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Grant Date, to vest the Options, in whole or in part, prior to the time the Options would otherwise vest under the terms of this Agreement.

        2.3 Vested Options shall be exercised by the Optionee (i) by delivering to the Company a Notice in the form set forth as Appendix A annexed hereto, together with a check payable to the order of the Company, or (ii) in such other manner as may be permitted by the Company.

        2.4 The Company shall notify the Optionee of the amount of withholding tax or other tax, if any, that must be paid under federal and, where applicable, state and local law in connection with the exercise of the Options or the sale of shares of Common Stock subject to the Options. The Optionee shall meet his or her withholding requirement (i) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such exercise, or (ii) in such other manner as may be permitted by the Company.

                                   ARTICLE III
                            TERMINATION OF EMPLOYMENT

        3.1 In the event of the termination of employment of the Optionee by the Optionee or the Company and its subsidiaries for any reason whatsoever other than death, Permanent Disability (as defined in Section 3.2) or retirement after attainment of age 65, (i) any Options that were not vested prior to the date of such termination of employment shall terminate on such date and (ii) any Options that were vested prior to the date of such termination of employment (and which were not previously exercised) shall terminate in accordance with Section 1.1 hereof.

        3.2 In the event of the termination of the employment of the Optionee by reason of death, Permanent Disability or retirement after attainment of age 65, those unexercised Options that were vested prior to the date of such termination (and which were not previously exercised) shall terminate on the earlier of (i) the first anniversary of the date of such termination and (ii) the last day of the Option Term. Any Options that were not vested prior to the date of such termination shall terminate as of the date of such termination. As used in this Agreement, the term "Permanent Disability" means the Optionee being deemed to have suffered a disability that makes the Optionee eligible for immediate benefits under any long-term disability plan of the Company, as in effect from time to time.

        3.3 In the event of termination of employment, the Company, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Grant Date, to permit an Option to be exercised, in whole or in part, after its expiration date described in Section
3.1 or Section 3.2, but not after the expiration of the Option Term.

        3.4 For purposes of this Agreement, there shall have been a termination of employment of the Optionee if the Optionee is no longer an employee, consultant, director or officer of the Company or of any of its subsidiaries.

        3.5 If the Optionee's relationship with the Company ceases to be a "common law employee" relationship but the Optionee continues to provide bona fide services to the Company following such cessation in a different capacity, including without limitation as a director, consultant or independent contractor, then a termination of employment or other service relationship shall not be deemed to have occurred for purposes of this Section 1.3 upon such change in relationship.

                                   ARTICLE IV
                                  MISCELLANEOUS

        4.1 The number and kind of shares subject to outstanding Options and the option price for such shares shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Options. The Company shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

        4.2 Nothing contained in this Agreement shall be deemed to confer upon the Optionee, in the Optionee's capacity as a holder of Options, any right to prevent or to approve or vote upon any of the corporate actions described in this Article IV. The existence of the Options granted hereunder shall not affect in any way the right or the power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        4.3 Whenever the term "the Optionee" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom Options may be transferred by will or by the laws of descent and distribution or otherwise, the term "the Optionee" shall be deemed to include such person or persons.

        4.4 Unless otherwise determined by the Company in writing, the Options granted hereunder are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee's lifetime only by the Optionee. No assignment or transfer of the Options granted hereunder, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution or as otherwise determined by the Company in writing), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer the Options shall terminate and become of no further effect.

        4.5 The Optionee shall not be deemed for any purpose to be a shareholder of the Company in respect of any shares as to which the Options shall not have been exercised as herein provided.

        4.6 Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its subsidiaries or shall affect the right of the Company and its subsidiaries to terminate the employment of the Optionee (as such phrase is described in Section 3.4 of this Agreement), with or without cause.

        4.7 Nothing in this Agreement or otherwise shall obligate the Company to vest any of the Options, to permit the Options to be exercised other than in accordance with the terms hereof or to grant any waivers of the terms of this Agreement, regardless of what actions the Company, the Board or the Committee may take or waivers the Company, the Board or the Committee may grant under the terms of or with respect to any options now or hereafter granted to any other person or any other options granted to the Optionee.

        4.8 Notwithstanding any other provision, hereof, the Optionee shall not exercise the Options granted hereunder, and the Company shall not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance (or such purchase) of such shares would constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final and binding. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as the same shall be in effect from time to time) or to take any other affirmative action in order to cause the exercise of the Options or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

        4.9 No amounts of income received by the Optionee pursuant to this Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise provided in such plan.

        4.10 Every notice or other communication relating to this Agreement shall be in writing and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; PROVIDED, HOWEVER, that unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the President of the Company at its headquarters in Fair Lawn, New Jersey and all notices or communications by the Company to Optionee may be given to the Optionee personally or may be mailed to the Optionee at the Optionee's home address as reflected in the Company's records.

        4.11 This Agreement shall be governed by the laws of the State of Nevada applicable to agreements made and performed wholly within the State of Nevada (regardless of the laws that might otherwise govern under applicable conflicts of laws principles).

        4.12    As used in this Agreement, unless the context otherwise requires
(i) references to "Articles" or "Sections" are to articles or sections of this Agreement, (ii) "hereof", "hereunder", "hereunder" and comparable tends refer to this Agreement in its entirety and not to any particular part of this Agreement,
(iii) references to any gender include references to all genders, (iv) "including" means including without limitation, and (v) headings of the various articles and sections are for convenience of reference only.

        4.13 This Agreement and the Plan (the terms of which are incorporated by reference herein) sets forth a complete understanding between the parties with respect to its subject matter and supersedes all prior and contemporaneous agreements and understandings with respect thereto. Except as expressly set forth in this Agreement, the Company makes no representations, warranties or covenants to the Optionee with respect to this Agreement or its subject matter, including with respect to (i) the current or future value of the shares subject to the Options and (ii) whether the option price is equal to less than or greater than the fair market value of a share of Common Stock. Any modification, amendment or waiver of this Agreement will be effective only if it is in writing signed by the Company and the Optionee. The failure of any party to enforce at any time any provision of this Agreement shall not be construed to be a waiver of that or any other provision of this Agreement.

        4.14 Tax Consequences. THE OPTIONEE HAS CONSULTED WITH A TAX ADVISOR PRIOR TO THE GRANT OF THE OPTIONS. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

        4.15 Early Exercise. Notwithstanding the vesting schedule described in this Agreement, if the Committee notifies the Optionee in writing that the Optionee may exercise the Options (or any portion of the Options) during its term at any time as to shares that have not vested (the "Unvested Shares"), the Optionee may do so, provided that at the time of such exercise the Optionee deliver to the Company, in addition to the other exercise documentation required hereby, an executed copy of a Restricted Stock Purchase Agreement attached as EXHIBIT B to the Plan, along with its attachments, as applicable (the "Restricted Stock Agreement"), whereby, among other things, the Optionee agrees to grant to the Company certain repurchase rights, at cost, with respect to the Unvested Shares, as more fully set forth therein, which repurchase rights shall lapse over time with respect to the Unvested Shares in accordance with the vesting schedule described in this Agreement.

        By the Optionee's signature and the signature of the Company's representative below, the Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of the Plan and this Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Option Agreement. The Optionee further agrees to notify the Company upon any change in the Optionee's residence address.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                          VYTERIS HOLDINGS (NEVADA), INC.

                                              By: Donald Farley
                                                 -------------------------------


                                              Title: CEO
                                                    ----------------------------

                                          OPTIONEE:

                                              /s/ Timothy McIntyre
                                              ---------------------
                                              Timothy McIntyre

                                   APPENDIX A

                            EXERCISE OF STOCK OPTION

        1. EXERCISE. Pursuant to the provisions of the Stock Option Agreement entered into as of December __, 2005 between Vyteris Holdings (Nevada), Inc. (the "Company") and the undersigned (the "Agreement"), the undersigned (the "Purchaser") hereby exercise the Options granted under the terms of the Agreement (the "Options") to the extent of ________ shares of the Common Stock of the Company (the "Shares"). The Purchaser delivers to the Company herewith the following in payment for the Shares:

        o       $_________ in cash

        o       Stock certificates for _____________ shares of Common Stock

        2. REPRESENTATIONS OF PURCHASER. Purchaser acknowledges that Purchaser has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. During such periods, if ever, as Company is not currently a public corporation which has an effective registration statement for the shares issuable under the Plan under the Securities Act of 1933, the Purchaser confirms the representations set forth below:

           The Purchaser is acquiring the Shares for his/her own account and the Shares were acquired by him/her for the purpose of investment and not with a view to distribution or resale thereof in violation of the Securities Act of 1933 (the "Securities Act"). The Purchaser understands that none of the Shares has been registered under the Securities Act or any other applicable securities laws, and, therefore, cannot be resold unless they are subsequently registered under the Securities Act and other applicable securities laws or unless an exemption from such registration is available. The Purchaser agrees not to resell or otherwise dispose of all or any part of the Shares purchased by him/her except as permitted by law, including, without limitation, any regulations under the Securities Act and other applicable securities laws. The Purchaser understands that the Company does not have any present intention and is under no obligation to register the Shares under the Securities Act and other applicable securities laws. The Purchaser further represents that the Purchaser understands and agrees that all certificates evidencing any of the Shares, whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

           "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH

        SECURITIES UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE."

           The Purchaser is able to bear the economic risk of this investment including a complete loss of the investment.

        3. RIGHTS AS SHAREHOLDER. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the Purchaser's exercise of the Options. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Options. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as otherwise provided in the Plan.

        4. TAX CONSULTATION. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

        6. ENTIRE AGREEMENT; GOVERNING LAW. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Nevada.


Date: ______________________               ________________________________
                                           Purchaser

                                           ________________________________
                                           Address

                                           ________________________________
                                           Social Security Number

                                    EXHIBIT B

                         VYTERIS HOLDINGS (NEVADA), INC.
                             2005 STOCK OPTION PLAN

                       RESTRICTED STOCK PURCHASE AGREEMENT

        THIS AGREEMENT is made between [____________] (the "Purchaser") and Vyteris Holdings (Nevada), Inc., a Nevada corporation (the "Company"), as of __________________, 20__.

                                    RECITALS

        A. Pursuant to the exercise of the stock option granted to Purchaser under the Company's 2005 Stock Option Plan (the "Plan") on [____________] and pursuant to the Stock Option Agreement (the "Option Agreement") dated [____________] by and between the Company and Purchaser with respect to such grant, which Plan and Option Agreement are hereby incorporated by reference, Purchaser has elected to purchase _________ of those shares which have not vested under the vesting schedule set forth in the notice of grant relating to such grant (the "Unvested Shares"). The Unvested Shares and the shares subject to the Option Agreement which have vested are sometimes collectively referred to herein as the "Shares". The description of the terms of the Purchaser's options as set forth in the Option Agreement is referred to herein as the Notice of Grant.

        B. As a condition to Purchaser's election to exercise the Option as to the Unvested Shares, Purchaser hereby executes and delivers this Restricted Stock Purchase Agreement, which sets forth certain rights and obligations of the parties with respect to the Unvested Shares acquired upon exercise of the Option.

        In consideration of the mutual covenants set forth herein, the parties hereto hereby agree as follows:

        1. DEFINED TERMS. Capitalized terms not defined in this Restricted Stock Purchase Agreement shall have the meanings ascribed to such terms in the Plan.

        2.      REPURCHASE OPTION.

                (a) If Purchaser's status as an employee, consultant or director, as applicable, of the Company and its subsidiaries is terminated for any or no reason, including for cause or without cause, death or disability, the Company shall have the right and option to purchase from Purchaser, or Purchaser's personal representative, as the case may be, all or any portion of the Purchaser's Then-Unvested Shares (as defined below) as of the date of such termination at the original exercise price paid by the Purchaser for such Shares (the "Repurchase Option"). The term "Then-Unvested Shares" as used herein shall mean that portion of the Unvested Shares that remain unvested on such termination date in accordance with the vesting schedule set forth in the Notice of Grant.

                (b) Upon the occurrence of any such termination, the Company may exercise its Repurchase Option by delivering personally or by registered mail, to Purchaser (or his transferee or legal representative, as the case may be), within ninety (90) days of such termination, a notice in writing indicating the Company's intention to exercise the Repurchase Option and setting forth a date for closing not later than thirty (30) days from the mailing or personal delivery of such notice. The closing shall take place at the Company's headquarters. At the closing, the holder of the certificates for the Then-Unvested Shares being transferred shall deliver the stock certificate or certificates evidencing the Then-Unvested Shares, and the Company shall deliver the purchase price therefor.

                (c) At its option, the Company may elect to make payment for the Then-Unvested Shares to a bank selected by the Company. The Company shall avail itself of this option by a notice in writing to Purchaser stating the name and address of the bank, stating the date of closing, and waiving the closing at the Company's office.

                (d) If the Company does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within ninety (90) days following such termination, the Repurchase Option shall terminate.

        3.      TRANSFERABILITY OF THE SHARES; ESCROW.

                (a) Purchaser hereby authorizes and directs the secretary of the Company, or such other person designated by the Company, to transfer the Then-Unvested Shares as to which the Repurchase Option has been exercised from Purchaser to the Company.

                (b) To insure the availability for delivery of Purchaser's Unvested Shares upon repurchase by the Company pursuant to the Repurchase Option under Section 2, Purchaser hereby appoints the secretary of the Company, or any other person designated by the Company, as escrow agent, as the Purchaser's attorney-in-fact to sell, assign and transfer unto the Company, such Unvested Shares, if any, repurchased by the Company pursuant to the Repurchase Option and shall, upon execution of this Agreement, deliver and deposit with the secretary of the Company, or such other person designated by the Company, the share certificates representing the Unvested Shares, together with the stock assignment, duly endorsed in blank, attached hereto as EXHIBIT B-1. The Unvested Shares and stock assignment shall be held by the secretary or other designee in escrow, pursuant to the Joint Escrow Instructions of the Company and Purchaser attached as EXHIBIT B-2 hereto, until the Company exercises its Repurchase Option as provided in Section 2, until such Unvested Shares are vested, or until such time as this Agreement no longer is in effect. As a further condition to the Company's obligations under this Agreement, the spouse of the Purchaser, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as EXHIBIT B-3 if the Committee determines that such a Consent should be obtained. Upon vesting of the Unvested Shares, the escrow agent shall promptly upon written request, or periodically without written request, deliver to the Purchaser the certificate or certificates representing such vested Shares in the escrow agent's possession belonging to the Purchaser, and the escrow agent shall be discharged of all further obligations hereunder with respect to those Shares; provided, however, that the escrow agent shall nevertheless retain such certificate or certificates as escrow agent if so required pursuant to other restrictions imposed pursuant to this Agreement.

                (c) The Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Shares in escrow and while acting in good faith and in the exercise of its judgment.

                (d) Purchaser shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Unvested Shares which remain subject to the Company's Repurchase Option. Notwithstanding the foregoing, upon prior written consent of the Company (which consent shall not be unreasonably withheld), the Purchaser may assign or transfer Unvested Shares for family planning, tax planning or estate planning, or other such purposes, provided the transferee agrees to be bound by all obligations of the Purchaser, and the Company is reasonably satisfied that such obligations remain enforceable against the transferee.

                (e) Transfer or sale of the Shares is subject to restrictions on transfer imposed by any applicable state and federal securities laws. Any transferee shall hold such Shares subject to all the provisions hereof and the Exercise Notice executed by the Purchaser with respect to any Unvested Shares purchased by Purchaser and shall acknowledge the same by signing a copy of this Agreement.

        4. OWNERSHIP, VOTING RIGHTS, DUTIES. This Agreement shall not affect in any way the ownership, voting rights or other rights or duties of Purchaser, except as specifically provided herein.

        5. LEGENDS. The share certificate evidencing the Shares issued hereunder may be endorsed with the legend substantially to the following effect (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

        6. ADJUSTMENT FOR STOCK SPLIT. All references to the number of Shares and the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend or other change in the Shares, which may be made by the Company after the date of this Agreement.

        7. NOTICES. Notices required hereunder shall be given in person or by registered mail to the address of Purchaser shown on the records of the Company, and to the Company at its headquarters.

        8. SURVIVAL OF TERMS. This Agreement shall apply to and bind Purchaser and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

        9. SECTION 83(B) ELECTION. Purchaser hereby acknowledges that he or she has been informed that, with respect to the exercise of an Option for Unvested Shares, an election may be filed by the Purchaser with the Internal Revenue Service, within 30 days of the purchase of the Shares, electing pursuant to Section 83(b) of the Code to be taxed currently on any difference between the purchase price of the Shares and their fair market value on the date of purchase. In the case of a Nonstatutory Stock Option, this will result in a recognition of taxable income to the Purchaser on the date of exercise, measured by the excess, if any, of the fair market value of the Shares, at the time the Option is exercised, over the purchase price for the Shares. Absent such an election, taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. In the case of an Incentive Stock Option, such an election will result in a recognition of income to the Purchaser for alternative minimum tax purposes on the date of exercise, measured by the excess, if any, of the fair market value of the Shares, at the time the option is exercised, over the purchase price for the Shares. Absent such an election, alternative minimum taxable income will be measured and recognized by Purchaser at the time or times on which the Company's Repurchase Option lapses. Purchaser is strongly encouraged to seek the advice of his or her own tax consultants in connection with the purchase of the Shares and the advisability of filing of the Election under Section 83(b) of the Code. A form of Election under Section 83(b) is attached hereto as EXHIBIT B-4 for reference.

PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b).

        10. REPRESENTATIONS. Purchaser has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser understands that he or she (and not the Company) shall be responsible for his or her own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

        11. GOVERNING LAW. This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Nevada.

Purchaser represents that he has read this Agreement and is familiar with its terms and provisions. Purchaser hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board of Directors of the Company or any committee thereof with respect to any questions arising under this Agreement.

IN WITNESS WHEREOF, this Agreement is deemed made as of the date first set forth above.

                                              VYTERIS HOLDINGS (NEVADA), INC.


                                              By:_______________________________

                                              Title:____________________________


                                              "PURCHASER"

                                              __________________________________
                                              Signature

                                              __________________________________
                                              Printed Name

                                              __________________________________
                                              Soc. Sec. No.

                                              __________________________________
                                              Address

                                   EXHIBIT B-1

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED I, _______________________, hereby sell, assign and transfer unto Vyteris Holdings (Nevada), Inc. (the "Company") _________________________ (__________) shares of the Common Stock of the Company standing in my name on the books of said corporation represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint __________________ to transfer the said stock on the books of the Company with full power of substitution in the premises.

        This Stock Assignment may be used only in accordance with the Restricted Stock Purchase Agreement by and between the Company and the undersigned dated ______________, _____.

Dated: _______________, ____

                                                ___________________________
                                                (signature)

                                                ___________________________
                                                (print name)

INSTRUCTIONS: Please do not fill in any blanks other than the signature line. The purpose of this assignment is to enable the Company to exercise its "Repurchase Option," as set forth in the Agreement, without requiring additional signatures on the part of the Purchaser.

                                   EXHIBIT B-2

                            JOINT ESCROW INSTRUCTIONS

                                 _________, 200_

[Name and address of Corporate Secretary]

Dear Secretary:

        As Escrow Agent for both Vyteris Holdings (Nevada), Inc. (the "Company") and the undersigned purchaser of stock of the Company (the "Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Restricted Stock Purchase Agreement ("Agreement") between the Company and the undersigned, in accordance with the following instructions:

        1. In the event the Company and/or any assignee of the Company (referred to collectively for convenience herein as the "Company") exercises the Company's Repurchase Option set forth in the Agreement, the Company shall give to Purchaser and you a written notice specifying the number of shares of stock to be purchased, the purchase price, and the time for a closing hereunder at the headquarters of the Company. Purchaser and the Company hereby irrevocably authorize and direct you to close the transaction contemplated by such notice in accordance with the terms of said notice.

        2. At the closing, you are directed (a) to date the stock assignments necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate evidencing the shares of stock to be transferred, to the Company or its assignee, against the simultaneous delivery to you of the purchase price (by cash, a check, cancellation of indebtedness, if applicable, or some combination thereof) for the number of shares of stock being purchased pursuant to the exercise of the Company's Repurchase Option.

        3. Purchaser irrevocably authorizes the Company to deposit with you any certificates evidencing shares of stock to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated, including but not limited to the filing with any applicable state blue sky authority of any required applications for consent to, or notice of, transfer of the securities. Subject to the provisions of this paragraph 3, Purchaser shall exercise all rights and privileges of a stockholder of the Company while the stock is held by you.

        4. Upon written request of the Purchaser, but no more than once per calendar year, unless the Company's Repurchase Option has been exercised, you will deliver to Purchaser a certificate or certificates representing so many shares of stock as are not then subject to the Company's Repurchase Option. Within 120 days after cessation of Purchaser's continuous employment by or services to the Company, or any parent or subsidiary of the Company, you will deliver to Purchaser a certificate or certificates representing the aggregate number of shares held or issued pursuant to the Agreement and not purchased by the Company or its assignees pursuant to exercise of the Company's Repurchase Option.

        5. If at the time of termination of this escrow you should have in your possession any documents, securities, or other property belonging to Purchaser, you shall deliver all of the same to Purchaser and shall be discharged of all further obligations hereunder.

        6. Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by all of the parties hereto.

        7. You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely on and shall be protected in relying on or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for Purchaser while acting in good faith, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        8. You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        9. You shall not be liable in any respect on account of the identity, authorities or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        10. You shall not be liable for the outlawing of any rights under the Statute of Limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        11. You shall be entitled to employ such legal counsel (which may be counsel to the Company) and other experts as you may deem necessary to properly advise you in connection with your obligations hereunder, you may rely upon the advice of such counsel, and you may cause the Company to pay such counsel reasonable compensation therefor.

        12. Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be an officer or agent of the Company or if you shall resign by written notice to the Company. In the event of any such termination, the Company shall have the right, in its sole discretion, to appoint a successor Escrow Agent.

        13. If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        14. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        15. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses or at such other address as a party may designate by ten days' advance written notice to each of the other parties hereto.

                        VYTERIS HOLDINGS (NEVADA), INC.:
                     [Insert current address of the Company]
                                      Attn:


                      PURCHASER: [Insert name and address]


                     ESCROW AGENT: [Insert name and address]

        16. By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        17. This instrument shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

        18. These Joint Escrow Instructions shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Nevada.

                                        VYTERIS HOLDINGS (NEVADA), INC.

                                        BY:_______________________________

                                        ITS:______________________________


                                        PURCHASER

                                        __________________________________
                                        signature


                                        __________________________________
                                        printed name


                                        ESCROW AGENT


                                        __________________________________

                                   EXHIBIT B-3

                                CONSENT OF SPOUSE

        I, ____________________, spouse of [_____________], have read and approve the foregoing Agreement. In consideration of granting of the right to my spouse to purchase shares of Vyteris Holdings (Nevada), Inc. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Dated: _______________, ___


                                               _____________________________
                                               Signature of Spouse


                                               _____________________________
                                               (Print name)

                                   EXHIBIT B-4

                          ELECTION UNDER SECTION 83(B)

                      OF THE INTERNAL REVENUE CODE OF 1986

        The undersigned taxpayer hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Regulations"), and in connection with this election supplies the following information:

1. The name, address and taxpayer identification number of the undersigned are:

            [Name]
            [Address]
            Social Security Number:  ___-__-____

2. The election is being made with respect to ________ shares of [stock] (the "Stock") of Vyteris Holdings (Nevada), Inc., a Nevada corporation (the "Company").

3. The date on which the Stock was transferred to the undersigned was _______________. The taxable year for which this election is being made is calendar year ____.

4.      The property is subject to the following restrictions:

        The above-mentioned shares may not be transferred and are subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions contained in such agreement.

        Disposition of the Stock is also subject to restrictions imposed under applicable federal and state securities laws regulating the transfer of unregistered securities.

5. The fair market value of the Stock at the time of transfer (determined without regard to any lapse restriction, as defined in ss.1.83-3(i) of the Regulations) was $___________.

6. The undersigned paid $ ___ for the Stock. Therefore, $______ (the full fair market value of the Stock stated above less the amount paid by the undersigned) is includible in the undersigned's gross income as compensation for services.

7. A copy of this election has been furnished to the Company [and to the transferee of the Stock, if different from the taxpayer] as required by ss.1.83-2(d) of the Regulations.


Dated:  ________________                        _______________________________
                                                [taxpayer signature]

                 INSTRUCTIONS FOR FILING SECTION 83(B) ELECTION

        Attached is a form of election under section 83(b) of the Internal Revenue Code. If you wish to make such an election, you should complete, sign and date the election and then proceed as follows:

1. Execute three counterparts of your completed election (plus one extra counterpart for each person other than you, if any, who receives property that is the subject of your election), retaining at least one photocopy for your records.

2. Send one counterpart to the Internal Revenue Service Center with which you will file your Federal income tax return for the current year (e.g., Holtsville, Nevada for New Jersey residents) via certified mail, return receipt requested. THE ELECTION SHOULD BE SENT IMMEDIATELY, AS YOU ONLY HAVE 30 DAYS FROM THE GRANT DATE WITHIN WHICH TO MAKE THE ELECTION - NO WAIVERS, LATE FILINGS OR EXTENSIONS ARE PERMITTED.

3. Deliver one counterpart of the completed election to the Company for its files.

4. If anyone other than you (e.g., one of your family members) will receive property that is the subject of your election, deliver one counterpart of the completed election to each such person.

5. Attach one counterpart of the completed election to your Federal income tax return for this year when you file that return next year.

                                            SCHEDULE CONCERNING VESTING OF STOCK OPTIONS


    MAJOR MILESTONES                        DESCRIPTION                         SHARES       COMMENTS

1.  Acceptance of Re-Launch Plan and        Vyteris Re-Launch Plan               100,000     0-18 Month Plan with
    Presentation(s) by Board of Directors.  (Internal / Wall Street /                        Development Targets.
                                            Development Partners)

2.  Braun Sub-Markets Deal                  Vyteris Rights to Sub-Markets        100,000     Vest Upon Deal / Agreement
                                            or any Modification Accruing                     Addendum Signing.
                                            Benefits to Vyteris Above
                                            Existing Agreement and
                                            Recruitment of Marketing
                                            Partner or Direct Marketing
                                            Program Approved by the Board.

3.  Gap Filler Merger                       Any Material Merger or Product       200,000     Vest Upon Signing of
                                            Acquisition that Adds Accretive                  Merger Agreement.
                                            Value to Vyteris Shareholders.

4.  2 Pharma Development Deals              Deal 1 - Within 9 Months             100,000     Vest Upon Signing of
                                            Deal 2 - Within 15 Months            200,000     Merger Agreement.

5.  $22MM Funding:
    1. Raise $10MM at Valuation             Successful Funding of Company to     200,000     Vest Upon Receipt of Funds.
       Acceptable to Board and              Cash Flow Breakeven
       Shareholders.
       b)  Raise #12MM at Valuation                                              200,000
           Acceptable to Board and
           Shareholders.

6.  Share Price of Stock                    $3.5/Share                           100,000
                                            $5/Share                             250,000     Based on 30 Days
                                            $7/Share                             300,000     Consecutive Trading of at Least
                                                                                             25,000 Share/Day.

                                            Total                              1,750,000

                                    GUARANTY

Date:  January 1, 2006
To:    Timothy McIntyre, 107 Hampshire Hill Road, Saddle River, NJ 07458 ("TM")
From: Spencer Trask Specialty Group, LLC, 535 Madison Avenue, NY, NY 10022 ("STSG")

Reference is hereby made to the Employment Agreement (the "EMPLOYMENT AGREEMENT"), dated as of January 1, 2006, by and between TM and Vyteris Holdings (Nevada), Inc. ("VYTERIS"). STSG is a principal stockholder of Vyteris. Subject to the terms and conditions of the Employment Agreement, pursuant to Section
4.2.1 of the Employment Agreement, Vyteris is obligated to pay to TM 12 months base salary in severance should Vyteris terminate TM without "Cause" (as defined in the Employment Agreement) or should TM terminate his employment for "Good Reason" (as defined in the Employment Agreement) (such obligation to pay severance pursuant to the Employment Agreement in such circumstances, the "PAYMENT OBLIGATION").

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in order to induce TM to enter into the Employment Agreement, STSG hereby guarantees to TM, upon reasonable notice to STSG by TM of Vyteris' default of the Payment Obligation, the prompt payment in full of the Payment Obligation, as, when and if due.

STSG shall be entitled to all of the defenses available to Vyteris with respect to the Payment Obligation.

THIS GUARANTY, AND THE RIGHTS AND OBLIGATIONS OF STSG AND TM HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

Agreed to and accepted:

Spencer Trask Specialty Group, LLC


By:      /s/ Donald Farley                           /s/ Timothy Mcintyre
   ----------------------------------                --------------------
         Name: Donald Farley                         Timothy McIntyre
         Title: Chairman